NOTICE OF GUARANTEED DELIVERY
FOR DEPOSIT OF
4% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2024
OF
CP SHIPS LIMITED
CUSIP NOS.: 22409VAE2 AND 22409VAD4
AND
SOLICITATION OF CONSENTS
        Capitalized terms used but not defined herein have the meanings ascribed to them in the Designated Event Purchase Offer and Solicitation of Consents, dated November 8, 2005 (the “Offer to Purchase and Consent Solicitation”) and the accompanying circular (the “Circular”).
      This Notice of Guaranteed Delivery may be used to deposit the 4% Convertible Senior Subordinated Notes due 2024 (the “Notes”) of CP Ships Limited (the “Corporation”) and, if applicable, to deliver a Consent to the proposed amendments (the “Proposed Amendments”) to the Existing Indenture under which the Notes were issued, by (i) a record Noteholder if certificates for the Notes are not immediately available or time will not permit all required documents to reach the Depositary on or prior to the Offer Expiration Time or (ii) by a DTC participant if the procedures for book-entry transfer and consent described in the Offer to Purchase cannot be completed on a timely basis. This form must be delivered by an Eligible Institution by mail or hand delivery, or transmitted via facsimile, to the Depositary as set forth above.
The Depositary for the Offer and the Solicitation is:
The Bank of New York

By Mail, Hand or Overnight Courier or Registered or Certified Mail: Corporate Trust Operations 101 Barclay Street, 7 East New York, N.Y. 10286 Attn: Ms. Diane Amoroso-Reorganization Unit	Facsimile Transmission: (For Eligible Institutions) (212) 298-1915 Confirm by Telephone: (212) 815-6331
DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS
SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.
      SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE DESIGNATED EVENT NOTICE DATED NOVEMBER 8, 2005 (THE “DESIGNATED EVENT NOTICE”) AND THE ACCOMPANYING OFFER TO PURCHASE AND CONSENT SOLICITATION AND CIRCULAR, THE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 14, 2005, UNLESS REQUIRED TO BE EXTENDED PURSUANT TO APPLICABLE LAW (THE “OFFER EXPIRATION TIME”). NOTES DEPOSITED IN THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 16, 2005 (THE “WITHDRAWAL TIME”) UNDER THE CIRCUMSTANCES DESCRIBED IN THE DESIGNATED EVENT NOTICE, THE OFFER TO PURCHASE AND CONSENT SOLICITATION, THE CIRCULAR AND THE CONSENT AND LETTER OF TRANSMITTAL. SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE AND CIRCULAR, THE SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 16, 2005 UNLESS EXTENDED (THE “SOLICITATION EXPIRATION TIME”). CONSENTS MAY BE REVOKED AT ANY TIME PRIOR TO THE PROPOSED AMENDMENTS BECOMING EFFECTIVE UNDER THE CIRCUMSTANCES DESCRIBED IN THE OFFER TO PURCHASE, THE CIRCULAR AND THE CONSENT AND LETTER OF TRANSMITTAL.

LADIES AND GENTLEMEN:
      By execution hereof, the undersigned acknowledges receipt of the Designated Event Notice, the Offer to Purchase and Circular and the Consent and Letter of Transmittal. On the terms and subject to the conditions set forth in the Designated Event Notice, the Offer to Purchase and Consent Solicitation, the Circular and the Consent and Letter of Transmittal, the undersigned hereby represents that it is the Noteholder (or the holder of interests in the Global Note) being deposited (or caused to be deposited) hereby and is entitled to deposit (or cause to be deposited) such Notes as contemplated by the Offer and, pursuant to the guaranteed delivery procedures described in the Offer to Purchase and Consent Solicitation, the Circular and the Consent and Letter of Transmittal, hereby deposits (or causes a deposit) to the Corporation of the aggregate principal amount of Notes indicated below.
      The undersigned understand(s) that Noteholders who tender such Notes and have completed the Consent Box in the Consent and Letter of Transmittal have delivered a Consent to the Proposed Amendments with respect to such Notes as described in the Offer to Purchase and Circular and, accordingly, the undersigned hereby consents to the Proposed Amendments. The undersigned understands that Noteholders may deposit their Notes without delivering Consents and Noteholders may deliver Consents without depositing the related Notes.
      The undersigned understand(s) that deposits of Notes may be withdrawn by written notice of withdrawal received by the Depositary at any time prior to the Withdrawal Time and Consents may be revoked by written notice of revocation to the Depositary at any time prior to the Solicitation Expiration Time. A Noteholder may revoke a Consent without withdrawing the related deposited Notes or withdraw Notes without revoking the related Consent, as described in the Offer to Purchase and Consent Solicitation. A valid withdrawal of Notes (without a concurrent valid revocation of the corresponding Consent) will not automatically revoke any Consent related to such Notes. Similarly, a valid revocation of a Consent (without a concurrent valid withdrawal of the related Notes) will not automatically cause a withdrawal of the Notes. Certificates for any Notes deposited but not purchased will be returned as soon as practicable after the Offer Expiration Time without expense to the depositing Noteholder.
      The undersigned also understand(s) that payment for the Notes purchased will be made only after timely receipt by the Depositary of (i) the certificates for all deposited Notes in proper form for transfer (or confirmation of book-entry transfer of such Notes into the Depositary’s account with DTC), (ii) a properly completed and duly executed Consent and Letter of Transmittal (or an executed photocopy thereof) relating to such Notes, with signatures guaranteed if so required in accordance with the Consent and Letter of Transmittal (or in the case of a book-entry transfer, an Agent’s Message), and (ii) any other documents required by the Consent and Letter of Transmittal, in each case, before 5:00 p.m., New York time, on the third New York Stock Exchange trading day after the Offer Expiration Time.
      The undersigned hereby represent(s) and warrant(s) that the undersigned has full power and authority to deliver the Consent. The undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary or the Corporation to be necessary or desirable for the perfection of the undersigned’s Consent to the Proposed Amendments and to the execution of the Supplemental Indenture.
      The undersigned understand(s) that this Notice of Guaranteed Delivery shall not be a valid deposit of Notes or delivery of Consents unless all of the conditions for guaranteed delivery set forth in the Consent and Letter of Transmittal are satisfied.
      The undersigned authorizes the Depositary to deliver this Notice of Guaranteed Delivery to the Corporation and the Trustee as evidence of the undersigned’s deposit of Notes pursuant to the Offer and delivery of a Consent pursuant to the Consent Solicitation and as certification that the Consent(s) and Letter(s) of Transmittal provided by the undersigned have been received.
      Except as stated in the Offer to Purchase and Consent Solicitation, all authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.
      A record holder must execute this Notice of Guaranteed Delivery exactly as its name appears on its Notes and a DTC participant must execute this Notice of Guaranteed Delivery exactly as its name is registered with DTC. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must set forth his or her name, address and capacity as indicated below and submit evidence to the Corporation of such person’s authority so to act.

Signed:

Name(s):

(Please Type or Print)
Company:

Capacity:

Address:

Dated:

Aggregate Principal
Amount of Notes Deposited:

Certificate Nos. for
Notes (if applicable):

If being executed by a DTC participant:
DTC Participant’s Number:

Account Number:

Transaction Code Number:

THE GUARANTEE ON THE NEXT PAGE MUST BE COMPLETED

GUARANTEE
(Not to be used for signature guarantee)
      The undersigned, a Canadian Schedule I chartered bank, a major trust company in Canada, a member firm of a recognized stock exchange in Canada or a U.S. financial institution (including most U.S. banks, savings and loan associations and brokerage houses) which is a participant in the Securities Transfer Agents Medallion Program (STAMP), the New York Stock Exchange Medallion Signature Program (MSP) or the Stock Exchanges Medallion Program (SEMP) hereby guarantees that, within three New York Stock Exchange trading days from the date of receipt by the Depositary of this Notice of Guaranteed Delivery, a properly completed and validly executed Consent and Letter of Transmittal (or a facsimile thereof), together with Notes deposited hereby in proper form for transfer (or confirmation of the book-entry transfer of such Notes into the Depositary’s account at the Depositary Trust Company, pursuant to the procedures for book-entry transfer set forth under “Procedure for Depositing Notes and Consenting” in the Offer to Purchase and Consent Solicitation), and all other required documents will be delivered by the undersigned to the Depositary.

Name of Firm:
Authorized Signature

Address:	Name:

(Please Type or Print)
Title:

Zip Code
Date:
Area Code and Telephone No.:
      The institution that completes this form must deliver to the Depositary this Notice of Guaranteed Delivery, the Consent and Letter of Transmittal (or facsimile thereof) and certificates for Notes within the time periods specified herein. Failure to do so could result in a financial loss to such institution.
DO NOT SEND CERTIFICATES FOR NOTES WITH THIS FORM — THEY SHOULD BE SENT WITH THE CONSENT AND LETTER OF TRANSMITTAL.

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